Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Brain Scientific, Inc.

Convertible Note

Issuance Date: December 31, 2019	Original Principal Amount: $275,000
Note No. BRSF-1	Consideration Paid at Close: $250,000

FOR VALUE RECEIVED, Brain Scientific, Inc., a Nevada corporation with a par value of $0.001 per common share (“Par Value”) (the "Company"), hereby promises to pay to the order of Vista Capital Investments, LLC or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $275,000 (two hundred seventy five thousand) plus accrued and unpaid interest and any other fees. The Consideration is $250,000 (two hundred fifty thousand) payable by wire transfer (there exists a $25,000 original issue discount (the “OID”)). The Holder shall pay $250,000 of Consideration upon closing of this Note. For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees, penalties, damages or charges incurred under this Note

(1) GENERAL TERMS

(a) Payment of Principal. The "Maturity Date" shall be seven months from the date of payment of Consideration, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b) Interest. A one-time interest charge of eight percent (8%) (“Interest Rate”) shall be applied on the Issuance Date to the Outstanding Balance. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or converted into share of common stock of the Company (“Common Stock”) at the Conversion Price provided the Equity Conditions are satisfied.

(c) Security. This Note shall not be secured by any collateral or any assets pledged by the Company

(d) Moratorium on Variable Securities. For a period of 180 (one hundred eighty) days following the issuance date, the Company shall not at any time make any Variable Security Issuances (as defined below) to anyone other than Investor without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion. “Variable Security Issuance” shall mean any issuance of any security that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (ii) is or may become convertible into Common Stock (including without limitation convertible debt, debentures, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition. For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder);

(ii) A Conversion Failure as defined in section 3(b)(ii)

(iii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv) The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created; and

(v) The Common Stock is suspended or delisted for trading on the Over the Counter OTCQB Venture Marketplace or OTCPink Open Marketplace (the “Primary Market”).

(vi) [Intentionally Omitted].

(vii) [Intentionally Omitted]

(viii) The Company shall become late or delinquent in its filing requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(ix) The Company shall fail to reserve and keep available out of its authorized Common Stock a number of shares equal to at least 5 (five) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

(x) The Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

(xi) Failure to comply with Section 1(d) of this Note.

(b) Upon the occurrence of any Event of Default (without the need for any party to give any notice or take any other action), the Outstanding Balance shall immediately and automatically increase to 130% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Sum”), and the Conversion Price (as defined below) shall be redefined to equal 65% of the lowest trade occurring during the ten (10) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note. Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Outstanding Balance, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(3) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i) "Conversion Amount" means the portion of the Original Principal Amount and Interest to be converted, plus any penalties, with respect to which this determination is being made.

(ii) "Conversion Price" shall be equal to 80% multiplied by the price per share paid by the investors in the next capital raising transaction consummated by the Company in the amount of $1,000,000 or more primarily from the sale of equity in the Company (the “Qualified Financing”), subject to adjustments as provided in this Note; provided, however, in the event of a conversion pursuant to Section 3(a) prior to a Qualified Financing, the Conversion Price shall be the effective exercise price per share from time to time pursuant to that “Warrant to Purchase Shares of Common Stock” issued by the Company to the Holder on the Issuance Date.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate (or proof of book-entry from the transfer agent), registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company's Failure to Timely Convert. If within two (2) Trading Days after the Company's receipt of the facsimile or email copy of a Conversion Notice the Company shall fail to issue and deliver to Holder the applicable number of shares to which the Holder is entitled pursuant to Section 3(b)(i) above (a "Conversion Failure"), the Original Principal Amount of the Note shall increase by $2,000 per day until the Company issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (under Holder’s and Company’s expectation that any damages will tack back to the Issuance Date). The Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system or otherwise processes the issuance of the shares. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note).

(iii) DWAC/FAST Eligibility. If there is a Conversion Failure as defined in Section 3(b)(ii), and if the Holder incurs a Market Price Loss (as determined below), then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole by either of the following options at Holder’s election:

Market Price Loss = [(High trade price for the period between the day of conversion and the day the shares clear in the Holder’s brokerage account) x (Number of shares receivable from the conversion)] – [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A – Pay Market Price Loss in Cash. The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

Option B – Add Market Price Loss to Outstanding Balance. The Company must pay the Market Price Loss by adding the Market Price Loss to the Outstanding Balance (under Holder’s and the Company’s expectation that any Market Price Loss amounts will tack back to the Issuance Date).

(iv) [Intentionally Omitted].

(v) Par Value True-Up. In the event that the Conversion Price is less than Par Value on the Conversion Date, the Holder may elect to submit a Conversion Notice (attached hereto as Exhibit A) with a conversion price equal to the Company’s Par Value. In addition, upon written notice from the Holder in the form attached hereto as Exhibit B (the “True-Up Notice”), the Holder may require the Company, at the Holder’s election, to either (A) issue and deliver to the Holder a number of shares of Common Stock as equals (X) the Conversion Amount divided by 60% of the lowest trade occurring during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date, less (Y) the Conversion Amount divided by the Par Value (Any additional shares of Common Stock issuable pursuant to this Section 3(b)(v) shall be referred to herein as “True-Up Shares”), or (B) add to the Outstanding Balance a dollar amount equal to the number of True-Up Shares (as calculated above) multiplied by the high trade price on the Conversion Date (Any dollar amount added to the Outstanding Balance pursuant to this Section 3(b)(v) shall be referred to herein as the “True-Up Balance”) (under Holder’s and the Company’s expectation that any True-Up Balance amounts will tack back to the Issuance Date).

(vi) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. In the event that the Market Capitalization of the Company falls below $2,500,000, the term “4.99%” above shall be permanently replaced with “9.99%”. “Market Capitalization” shall be defined as the product of (a) the closing price of the Common Stock of the Common stock multiplied by (b) the number of shares of Common Stock outstanding as reported on the Company’s most recently filed Form 10-K or Form 10-Q. The provisions of this Section may be waived by Holder upon not less than 65 days prior written notification to the Company.

(ii) Capitalization. So long as this as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

(d) Other Provisions.

(i) Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least 5 (five) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within 3 (three) Business Days following the receipt by the Company of a Holder's notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least 1,850,000 shares of Common Stock for conversion.

(ii) Prepayment. At any time prior to the Maturity Date, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder an amount equal to:

- 105% of the Outstanding Balance if prepaid within 90 days of the Issuance Date

- 110% of the Outstanding Balance if prepaid within 91-180 following the Issuance Date

- 115% of the Outstanding Balance if prepaid after 181 days from the Issuance Date.

(ii) such amount must be paid in cash on the next business day following such 10 business day notice period, and (iii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii) Terms of Future Issuances. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any promissory note, debenture or security (each referred to as a “Security”) (or upon any amendment to or conversion of any existing Security) with any term more favorable to the holder of such Security or with a term in favor of the holder of such Security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the Note. The types of terms contained in another Security that may be more favorable to the holder of such Security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, conversions or exchanges of existing notes or debentures, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

(iv) Dilutive Issuances. If the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(d)(iv), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(d)(iv), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Conversion Notice. Notwithstanding the foregoing, this Section shall not apply to, and the following shall not be considered or deemed, Dilutive Issuances: all shares of Common Stock and Common Stock Equivalents actually issued by the Company on or after the date hereof, other than shares of Common Stock or Common Stock Equivalents issued at any time:(A) upon conversion of this Note; (B) upon issuance and/or conversion of the warrant issued to the Holder on the date hereof; (C) pursuant to the exercise of options, warrants or other common stock purchase rights issued (or to be issued) to employees, officers or directors of, or consultants or advisors to, the Company pursuant to any stock purchase plan, stock option plan, equity incentive plan or other plan or arrangement approved by the Board of Directors (or the Compensation Committee thereof) at any time; (D) pursuant to the exercise of options, warrants or any evidence of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock outstanding as of the date of the issuance of this Note; (E) in connection with the acquisition of all or part of another entity by stock acquisition, merger, consolidation or other reorganization, or by the purchase of all or part of the assets of such other entity (including securities issued to persons formerly employed by such other entity and subsequently hired by the Company and to any brokers or finders in connection therewith); (F) in connection with strategic transactions approved by the Board of Directors (provided such transactions is not primarily for the purpose of raising capital); (G) to bona fide commercial partners, or lessors in connection with credit arrangements, equipment financings or similar transactions approved by the Board of Directors; or (H) in connection with the Company’s acquisition, joint-venture, licensing or business transaction of intellectual property assets from any individuals or entities approved by the Board of Directors.

(v) All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(vi) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4) Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(5) PIGGYBACK REGISTRATION RIGHTS. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(6) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Brain Scientific, Inc.

205 East 42nd Street, 14th Floor

New York, NY 10017

Attn:

Email:

If to the Holder:

VISTA CAPITAL INVESTMENTS, LLC

120 Birmingham Drive, Suite 230

Cardiff by the Sea CA 92007

Attn: David Clark, Managing Member

Email: dclark@vci.us.com

(8) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(9) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(10) LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder's and Company's expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

(11) ADJUSTMENTS. Notwithstanding anything to the contrary, any references herein to share numbers or share prices shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(12) PUBLIC DISCLOSURES. The Company shall be obligated to disclose this Note, and any amendments to this Note, by filing a form 8-K with the Securities and Exchange Commission within five business days from the date of this Note or any amendments to this Note. Failure to comply with this Section 12 shall constitute an Event of Default.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

Brain Scientific, Inc.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman

HOLDER:

VISTA CAPITAL INVESTMENTS, LLC.

By:	/s/ David Clark
Name:	David Clark
Title:	Managing Member

[Signature Page to Convertible Note No. BRSF-1]

EXHIBIT A

CONVERSION NOTICE

[Company Contact, Position]

Brain Scientific, Inc.

[Company Address]

[Contact Email Address}

The undersigned hereby elects to convert a portion of the $________ Convertible Note _______ issued to Vista Capital Investments, LLC on ____________ into Shares of Common Stock of ____________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion:
Conversion Amount:
Conversion Price:
Shares to be Delivered:

Shares delivered in name of:

VISTA CAPITAL INVESTMENTS, LLC

Signature:

By: Title:
Vista Capital Investments, LLC

EXHIBIT B

TRUE-UP NOTICE

[Company Contact, Position]

Brain Scientific, Inc.

[Company Address]

[Contact Email Address}

The undersigned hereby gives notice to Brain Scientific, Inc., a ______ corporation (the “Company”), pursuant to that certain Note dated _______ ___, 20__ by and between the Company and the Holder (the “Note”), that the Holder elects to:

___	Receive fully paid and non-assessable True-Up Shares pursuant to Section 3(b)(v) of the Note (such Additional Origination Shares shall be calculated as set forth below), or

___	Add to the Outstanding Balance a dollar amount equal to the True-Up Amount (such True-Up Amount shall be calculated as set forth below).

The number of True-Up Shares Holder is entitled to receive is calculated as follows:

Conversion Amount ($___) / ___% of the lowest trade occurring during the _________ (__) consecutive Trading Days immediately preceding the applicable Conversion Date ($_.__) - Conversion Amount ($___) divided by the Par Value ($_.__) =

____________ True-Up Shares

The amount of True-Up Balance to be added to the Outstanding Balance is calculated as follows:

Number of True-Up Shares (_____) * high trade price on the Conversion Date ($_.__)=

____________ True-Up Balance

Shares delivered in name of:

VISTA CAPITAL INVESTMENTS, LLC

Signature:

By: Title:
Vista Capital Investments, LLC